UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland	0-21886	52-0812977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01. Other Events.

Barrett Business Services, Inc. (the "Company"), reported on October 6, 2020, that it had given notice to its principal bank, Wells Fargo Bank, National Association (the "Bank"), requesting that the maximum principal amount of the revolving line of credit provided by the Second Amended and Restated Credit Agreement dated August 6, 2019 (the “Credit Agreement”), between the Company and the Bank, be reduced from $50,000,000 to $33,000,000. The notice was given in accordance with Section 1.1(a) of the Credit Agreement as amended by the First Amendment to the Credit Agreement dated May 15, 2020 (the “First Amendment”).

On September 30, 2020, the Company and the Bank executed a Second Amendment to the Credit Agreement (the "Second Amendment") to clarify that specified provisions set forth in the First Amendment would revert to those in effect immediately prior to May 15, 2020. As a result, the rate of fee payable on the daily unused amount of the revolving line of credit has reverted automatically to 0.375% per year from 0.50% per year. Also, the financial covenant relating to total funded debt provided in the First Amendment has reverted to a requirement regarding minimum EBITDA and the coverage ratio relating to workers’ compensation liabilities is as follows, effective September 25, 2020:

•	EBITDA [net income before taxes plus interest expense (net of capitalized interest expense), depreciation expense, and amortization expense] must be at least $30 million at the end of each fiscal quarter as determined on a rolling four-quarter basis; and

•	the ratio of restricted and unrestricted cash and investments to workers’ compensation and safety incentive liabilities must be at least 1.0:1.0, measured quarterly.

Also under the Second Amendment, the covenant relating to payment of dividends and limitations on repurchases of the Company’s stock provided in the First Amendment no longer applies. Rather, if an event of default would occur under the Credit Agreement, including on a pro forma basis, no dividends or distributions would be permitted to be paid and redemptions or repurchases of the Company’s stock would be permitted only up to a total of $15 million in any rolling 12-month period in the absence of the Bank’s prior written consent.

All other material terms and conditions of the Credit Agreement are unchanged from those described in Note 4 to the Company's unaudited interim condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed by the Company with the Securities and Exchange Commission (the "SEC") on August 5, 2020.

A copy of the Second Amendment is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Second Amendment, dated as of September 25, 2020, to Second Amended and Restated Credit Agreement between the Registrant and Wells Fargo Bank, National Association.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: October 6, 2020	By:	/s/ Anthony J. Harris
Anthony J. Harris Executive Vice President and Chief Financial Officer